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                                                                   EXHIBIT 10.28
                                                CONFIDENTIAL TREATMENT REQUESTED

                                FORMFACTOR, INC.

                           PRODUCTION AND DEVELOPMENT
                             MATERIALS AND SERVICES
                               PURCHASE AGREEMENT

BUYER:                                   SELLER:
FormFactor, Inc.                         NTK Technologies, Inc.
2140 Research Drive                      3255-2 Scott Blvd. Suite 101
Livermore, CA  94550                     Santa Clara, CA 95054

Contact:      Mark Zeni                  Contact:     Adam Kuhara
          ----------------------                  ------------------------------
Phone:        925-456-7302               Phone:      (602) 470-9898
        ------------------------                --------------------------------
Fax:          925-294-8145               Fax:        (602) 470-9797
      --------------------------              ----------------------------------

Product(s):                Items and Services as identified on Schedule A, and
                           consistent with the specifications of Schedule B.

Pricing:                   As identified on Schedule C.

Lead Time                  As specified in Schedule D.

Purchase Orders:           Buyer may purchase and Seller shall accept
                           all Purchase Orders for Items, Custom Items and
                           Services in accordance with the prices and the terms and conditions contained in this Agreement.

Terms and Conditions:      Any and all Purchase Orders, as may
                           be issued by the Buyer, shall reference this Agreement and be governed solely by the terms and conditions of this Agreement notwithstanding any terms and conditions on Seller's acknowledgment or Buyer's Purchase Order. Any additional or different terms as may be contained in Seller's documents are hereby deemed to be material alterations, and Buyer hereby gives notice of objection to and rejection of such material alterations.

Alterations:               As specified in Schedule F.

Term:                      Two (2) years from the Effective Date

CNDA No.:                  NTK 9902
                           ---------------------------------

In consideration of the mutual promises and obligations contained within this Production and Development Materials and Services Purchase Agreement (this "Agreement"), FormFactor, Inc. (hereinafter "Buyer" or "FormFactor") and NTK Technologies, Inc. (hereinafter "Seller" or "NTK") (Buyer and Seller are also referred to individually as a "Party" and collectively as the "Parties"), agree as set forth above, in the accompanying General Terms and Conditions of Purchase Agreement, and in the appended Schedules, and hereby have caused this Agreement to be duly and validly executed and in full force and effect as of the date of full execution ("Effective Date").

FormFactor, Inc.                        NTK Technologies, Inc.

By:      /s/ Mark Zeni                  By:         /s/ Kay K. Yamasaki
      ------------------------------          ----------------------------------
Name:    Mark Zeni                      Name:       Kay K. Yamasaki
      ------------------------------          ----------------------------------
Title:   VP Supply Chain                Title:      COO
      ------------------------------          ----------------------------------
Dated:   May 15, 2002                   Dated:      June 25, 2002
      ------------------------------          ----------------------------------

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                         GENERAL TERMS AND CONDITIONS OF
                PRODUCTION AND DEVELOPMENT MATERIALS AND SERVICES
                               PURCHASE AGREEMENT

ARTICLE 1.  DEFINITIONS

In addition to the parenthetical definitions provided in this Agreement, the following terms shall have the following meanings:

1.1 "ADVANCED PRODUCTS" means those products commonly known as Mercury and Large Area Array. Mercury products refer to the use of * * * ceramic substrates used to manufacture customized ceramics in short lead time. Large Area Array products refer to 100mm (nominal), 150mm (nominal) and larger ceramic substrates.

1.2 "CUSTOM ITEMS" mean those Items manufactured by Seller for sale exclusively to Buyer. It is understood that Buyer owns all intellectual property rights for any tooling or data provided by Buyer to Seller, and used by Seller in the design and manufacture of of Custom Items.

1.3 "DELIVERY POINT" means 2140 Research Drive, Livermore, CA 94550, or such other location as may be identified by Buyer.

1.4 "HAZARDOUS MATERIALS" mean dangerous goods, chemicals, contaminants, substances, pollutants or any other materials that are defined as hazardous by relevant local, state, national, or international law, regulations and standards.

1.5 "ITEMS" means either singly or collectively, as the context indicates those products, product components, hardware, spare parts and Custom Items as identified on Schedule A hereto (and as may be modified in the future by the mutual agreement of the Parties), and any and all upgrades, retrofits, modifications, and enhancements thereto, which Seller is to sell to Buyer as set forth in this Agreement.

1.6 "LEAD-TIME" means the number of calendar days between when the Purchase Order is issued for an Item to the date the Item is to be received by the Buyer at the Delivery Point. The contractual Lead-time is specified in Schedule D.

1.7 "PRODUCT SPECIFICATION" means the specification for each Item purchased or to be purchased pursuant to this Agreement, as set forth in Schedule B hereto, and as the Parties may mutually agree to modify from time to time.

1.8 "PURCHASE ORDER" means Buyer's purchase order or change order to ship a definite quantity of Items or to provide Services to a specified schedule.

1.9 "SERVICES" means the work to be performed by Seller as identified on Schedule A.

ARTICLE 2.  TERM AND MANUFACTURING AND SERVICE ACTIVITIES.

2.1 Term and Effective Date. The Term and Effective Date of this Agreement are as set forth on the executed cover sheet. The Term shall renew automatically for consecutive two (2) year periods after the expiration of the initial 2-year period, unless a party gives written notice of the intent not to renew at least one hundred and eighty (180) days prior to the expiration of the then-current Term.

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*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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2.2 Manufacturing Capability. During the Term, Seller agrees to establish and have in place at its expense facilities, manufacturing, test equipment and labor necessary to manufacture Items as required by Buyer consistent with the terms and conditions of this Agreement. Seller shall exercise its commercially reasonable best efforts to manufacture Items in a timely manner in accordance with the applicable Product Spec in such quantities as required by Buyer.

2.3 Services. During the Term, Seller agrees to exercise its commercially reasonable best efforts to provide Services as required by Buyer consistent with the terms and conditions of this Agreement.

2.4 Technical Assistance. Each Party agrees to provide the other with such technical assistance reasonably necessary to facilitate the manufacture of Items and/or the rendering of Services. Each Party shall bear and be solely responsible for the fees and costs associated with such technical assistance.

ARTICLE 3.  PRICING

3.1 Pricing. Prices for Items and Services are as set forth in Schedule C and shall remain fixed or decline for the first * * * of the agreement. Seller and Buyer agree that after the first * * * of the agreement, and after each subsequent * * * period thereafter while this agreement is in still in effect, the parties will renegotiate prices in good faith.

3.2 Low Price Commitment. Throughout the term of this Agreement and any extensions thereto, Seller warrants to Buyer that the prices set forth in this Agreement, in conjunction with the discounts offered herein for any Item or equivalent Service, reflect the Seller's lowest price charged any customer of Seller for Items or Service of similar complexity and volume, regardless of any special terms, conditions, rebates or allowances of any nature. If Seller sells any comparable Item or provides equivalent Services to any other customer at a price less than the price set forth in this Agreement or any addendum or amendment, Seller shall adjust its price to the lower price for all future invoices for such Item or Service and rebate to Buyer an amount equal to the difference in the price paid by Buyer and the lower price for any invoices already paid by Buyer for such Item or Service. In addition, Buyer may adjust the prices for any Item or Service invoiced by Seller and unpaid by Buyer to reflect the lower price. Each of the above adjustments and the rebate shall be calculated from the date the Seller first sells the Item or Service at the lower price. In the event the Seller offers a lower price either as a general price drop or to specific customer(s) for any reason, Seller shall immediately notify Buyer of this price and adjust Buyer's pricing to meet the new pricing structure

3.3 Inspection Right. Buyer has the right, once per year, to appoint an independent third party of it's choice and it's expense, to inspect and audit Seller's records to ensure compliance with this Agreement

3.3.1 Seller shall have the option to review the audit report prior to the release to the Buyer. If Seller disagrees with the findings in the audit report for any reason, Seller shall have the right to issue a letter in response, which shall detail the specific reasons for Seller's disagreement and shall be included as part of the final audit report issued to Buyer.

3.3.2 If discrepancies are found during the audit and price adjustments are required to be paid by the Seller to the Buyer, Seller shall reimburse Buyer for all costs associated with the audit, along with a single payment or credit towards future orders covering the price adjustments within thirty (30) days after the completion of the audit. The choice of method of reimbursement, single payment or credit towards future orders, shall be at the Buyers option. The results of such audit shall be kept confidential by the auditor and only Seller's failures to abide by the obligations of this Agreement, and the details of such failure(s), shall be reported

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*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


FormFactor Confidential                3
         to Buyer. In the event Seller reasonably and in good faith disputes the audit results consistent with Section 3.3.1, and the Parties are unable to agree as to the auditor's report, the procedures of Section 19.2 shall be implemented.

3.3.3 Seller will maintain complete and accurate records of the Items shipped or the Services performed under this Agreement for a period of three
         (3) years after the shipment of these Items or the completion of these Services. Records relating to the performance of this Agreement shall be made available to Buyer upon reasonable notice.

3.4 Taxes. Taxes, other than any applicable local sales tax that the Seller is obligated to collect, and other charges such as duties, customs, tariffs, imposts, and government-imposed surcharges shall be paid for by Seller without reimbursement from Buyer as part of the purchase price for Items and Services. In the event that Buyer is prohibited by law from remitting payments to the Seller unless Buyer deducts or withholds taxes therefrom on behalf of the local taxing jurisdiction, then Buyer shall duly withhold such taxes and shall remit the remaining net invoice amount to the Seller. Buyer shall not reimburse Seller for the amount of such taxes withheld.

3.5 No Additional Costs. Additional costs, except those provided for herein or specified in a Purchase Order, will not be reimbursed without Buyer's prior written approval.

3.6 U.S. Dollars. All prices are in U.S. dollars and quoted delivered to the Delivery Point.

ARTICLE 4.  PURCHASE ORDERS AND FORECASTS.

4.1 Issuance of Purchase Orders. Buyer may issue Purchase Orders to Seller identifying: (i) a description of the Items to be purchased(ii) the unit quantities being purchased, (iii) the prices for the Items being purchased, (iv) the desired delivery date the item(s) are to be received at the Delivery Point; and/or (v) the Services requested, fee, and the timing for the same.

4.2 Purchase Order Acknowledgement. Seller agrees to acknowledge and accept each Purchase Order to Buyer within forty eight (48) hours after receipt of the Purchase Order ("Purchase Order Acknowledgment"). Lack of a written Purchase Order Acknowledgement by Seller to Buyer within 48 hours shall be deemed acceptance of the Purchase Order.

4.3 Forecasts. By the tenth (10th) day of each month, Buyer shall supply to Seller a forecast setting forth Buyer's anticipated purchases of Items in each month for the proceeding * * * month period ("Rolling Forecast"). The Rolling Forecast is provided to Seller for planning purposes only and neither constitutes a firm commitment from Buyer to purchase a specific number of Items, nor a Purchase Order. Buyer shall modify the Rolling Forecast in the event it determines that it is not a reasonably accurate forecast of Buyer's anticipated purchases of Items, but Buyer shall have no obligation to and may, at its sole discretion, issue Purchase Orders under this Agreement. Buyer shall be responsible only for Items or Services for which it has issued Purchase Orders hereunder.

4.4 Buyer's engineering and technical personnel may from time to time, in Buyer's discretion, render assistance to Seller concerning the Items to be furnished pursuant to the Purchase Order. Such assisting personnel are not authorized to change the Items ordered or the provisions of the Purchase Order. No change order will be binding on the Buyer unless it is issued by an authorized Buyer representative.

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***Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE 5.  INVOICING AND PAYMENT.

5.1 Invoicing. Original hard-copy invoices ("Invoices") shall be mailed or delivered by courier. Invoices shall include the following information: (i) the Buyer's Purchase Order number, (ii) a description of the Items shipped (or Services rendered, including dates services were rendered); (iii) the part number(s) (if applicable), (iv) the quantities, unit prices and extended total in US dollars for the Items that were shipped; all of which must match the information in the Buyer's Purchase Order. Any applicable taxes or other charges such as duties, customs, tariffs, imposts and government-imposed surcharges shall be stated separately on Seller's invoice.

5.2 Invoice Grace Period. Seller agrees to invoice Buyer no later than one hundred eighty (180) days after delivery of Items or completion of Services rendered. Buyer will not be obligated to make payment against any invoices submitted after such period.

5.3 Payments. All payments shall be one hundred percent (100%) net * * * days from the receipt of Invoice, Items, or Services, whichever is later. Buyer may at its option make payment within * * * days and receive a * * * from the total invoice. Prompt payment discounts will be computed from the latest of: (i) the scheduled delivery date; (ii) the date received at the Delivery Point; or (iii) the date a properly filled out original invoice or packing list is received. Payment is made when Buyer's check is mailed or EDI funds transfer initiated. Payment of an invoice shall not constitute acceptance of the Item or Service. Product shall be subject to appropriate adjustment for failure of Seller to meet the Purchase Order requirements. Buyer may set off any amount owed by Seller or any of its affiliated companies to Buyer against any amount owed by Buyer under the Purchase Order.

5.4 Vendors and Subcontractors. Seller may utilize vendors or subcontractors to manufacture Items or render Services, provided that: (i) Seller advises Buyer in advance of the intent to utilize such vendor(s) or subcontractor(s) and Buyer agrees, in writing, to the utilization of such entities; and (ii) Seller at all times remains (x) fully responsible for, and indemnifies and holds Buyer harmless from, any and all payments to its vendors or subcontractors utilized in the delivery of Items or performance of Services, and (y) fully responsible for the obligations and duties hereunder, even if the same are to be undertaken by permitted vendors and subcontractors.

ARTICLE 6.  SHIPPING AND DELIVERY

6.1 Lead-Time Guarantee. Throughout the term of this Agreement and any extensions thereto, Seller warrants to Buyer that the Lead-times set forth in Schedule D to this Agreement or any Lead-times subsequently agreed to, reflect the Seller's shortest Lead-times for any customer of Items or Service of similar complexity and volume. If Seller delivers any comparable Item or provides equivalent Services to any other customer at a Lead-time that is shorter than what is set forth in this Agreement, Seller agrees to adjust its Lead-time to Buyer for all future Purchase Orders for such Item or Service. Seller and Buyer agree that after the first * * * months of the agreement, and after each subsequent * * * month period thereafter while this agreement is in still in effect, the parties will renegotiate lead time in good faith.

6.2 Shipping Terms. All Items shall be delivered duty paid ["DDP"; ICC Incoterms 2000] to the Delivery Point as specified in the Purchase Order. Title and risk of loss shall pass to Buyer upon delivery of Items to the Delivery Point.

6.3 Delivery Commitment. Seller agrees that all Items will be delivered to the Delivery Point on the exact date specified in the Purchase Order ("Delivery Date"). Delivery is only considered completed when all items on the Purchase Order have been delivered. Partial shipments will be

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***Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FormFactor Confidential                5
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considered complete when the total number of Items ordered on the Purchase Order have been received at the FCA point.

6.4 Anticipated Delivery Miss. Seller shall notify Buyer, or Buyer's purchasing agent as noted on the Purchase Order, within twenty-four (24) hours of the information becoming available, if Seller is unable to make any scheduled delivery of Items or perform Services as scheduled and shall state the reasons for the delay. Such notification by Seller shall not affect Buyer's termination rights under Section 10.

6.5 Missed Delivery Date. Notwithstanding anything else in this Agreement, failure to meet the delivery date(s) in the Purchase Order by more than * * * business days shall be considered a material breach of contract and shall allow Buyer, in it's sole discretion, to either (i) terminate immediately the order for the Item and/or any subsequent Purchase Orders without any liability even if the Purchase Order was for Custom Items, or (ii) receive a * * * for each calendar date late, up to * * * of the price of the delinquent items, but (ii) is subject to the failure of the Supplier to meet the delivery date(s) resulting in missed delivery date by Buyer to Buyer's Customer.

6.6 Early Delivery. Early deliveries of Product (measured by adherence to the Delivery Date) that are greater than * * * days early must be approved in writing by Buyer prior to shipment by Seller. If any Product is received at Buyer's dock prior to the Delivery Date, and approval for the delivery has not been granted by Buyer, Buyer shall have the right to (i) return the Product to Seller, with Seller paying all shipping and handling costs, and request Seller re-ship Product on the Delivery Date in the Order, (ii) accept the early delivery and * * * for each calendar day that Product is delivered.

6.7 Purchase Order Hold. Buyer may place any portion of a Purchase Order on hold by notice that will take effect immediately upon receipt. Purchase Orders placed on hold will be rescheduled or cancelled within * * * days. Buyer may not place a Purchase Order on hold if the Item ordered under such Purchase Order has already been completed. Any items cancelled shall be subject to the cancellation charges outlined in section 10 of this Agreement. Also, the price charged for units shipped from Seller to Buyer shall be per the Pricing Schedule (Schedule
C) for the quantity shipped, not for the Purchase Order quantity originally issued.

6.8 Packaging. All Items shall be prepared for shipment in a manner which: (i) follows good commercial practice, (ii) is acceptable by common carriers for shipment at the lowest rate, and (iii) is adequate to ensure safe arrival. If Buyer requests, Seller will package Items for cleanroom delivery, per Buyer specification. Seller shall mark all containers with necessary lifting, handling, unpacking and shipping information, Purchase Order number, Buyer's
Item Identification number or part number, description, Line item number, date of shipment and the names of the Buyer and Seller.

ARTICLE 7.  ASSURED SUPPLY.

7.1 Assured Quantity. Seller acknowledges that a reliable and continuing source of Items and Custom Items is essential to Buyer. As a material inducement to Buyer's execution of this Agreement, Seller hereby covenants that it shall reserve capacity of its manufacturing facility and inventory levels to assure supply of Items to Buyer up to the quantity of * * * of Buyer's average monthly requirements per the Buyer's Rolling Forecast.

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***Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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

7.2 Release of Reserved Capacity. Should Buyer fail to issue sufficient Purchase Orders to consume the reserved capacity in any given month, Seller shall have the right to re-allocate the excess, unused capacity to other Customers. Seller shall notify Buyer in writing of its intent to reallocate such capacity thirty
(30) days prior to date it wished to reallocate. Buyer shall have ten (10) days to respond to the notification by either issuing additional Purchase Orders to consume the unused reserved capacity or granting approval for the reallocation. Supplier agrees to discontinue the reallocation of excess capacity once the Buyers Purchase Orders reach the forecasted level.

7.3 Expedited Shipping Reserve. At Buyer discretion, Seller will make available up to * * * of the average monthly volume in the Buyer's Rolling Forecast for shipment within * * * of contractual Lead-time as described in Schedule D.

7.4 Changes. Configuration and other Buyer-requested or Buyer-approved changes that result in Ship Date changes will be reflected on a change order to the Purchase Order showing the revised ship and delivery dates.

7.5 Cessation of Manufacturing. Seller must notify Buyer in writing * * * prior to any determination it makes to stop manufacturing Items and/or Custom Items for Buyer. During the * * * period, Buyer may issue and Seller shall continue to accept, all Purchase Orders for Items and/or Custom Items provided the Purchase Orders conform to the terms and conditions in this Agreement.. In the event that at the end of the * *
         * period Seller has not fulfilled all of the Buyer's open Purchase Orders with the Seller, Seller shall nonetheless be obligated to meet the Purchase Order requirements. Any deliveries of Items that are delivered to the Delivery Point after the Delivery Date specified in the Purchase Order shall be subject to the late delivery provisions and penalties included in Section 6 to this Agreement.

ARTICLE 8.  INSPECTION, ACCEPTANCE AND WARRANTIES

8.1 Inspection. All inspection records relating to Items covered by Purchase Orders under this Agreement shall be available to Buyer in its acceptance of the inspection procedure.

8.2 Source Inspection. Buyer shall have the right to inspect the Product(s) at Seller's facility prior to shipment. Buyer agrees to give Seller at least forty-eight (48) hours notice that it wishes to exercise this right. If Buyer does exercise this right, Seller agrees to provide all reasonable assistance with the inspection at no charge to Buyer. . Source inspection requirements are described in the Product Specification unless agreed otherwise in writing by the parties.

8.3 Acceptance Inspection Right. Notwithstanding any source inspection or testing at Seller's premises, all Items purchased by Buyer are subject to Buyer's inspection and test (qualification) before final acceptance at Buyer's premises. Final acceptance requirements are as described in the Product Specification ("Final Acceptance Criteria") unless agreed otherwise in writing by the Parties. Items rejected by Buyer as not conforming to the Product Specification or product drawing ("Defective Items") may be returned to Seller at Seller's risk and expense and, at Buyer's option, such Defective Items shall be immediately repaired or replaced.

8.3.1 If an Item is identified as a Defective Item, due to no fault of Buyer, within * * * days of delivery, then Buyer may give written notice to Seller of failure to meet Final Acceptance Criteria. If Seller does not replace or repair the Defective Item with an Item that meets the Final Acceptance Criteria within * * * days of such notice, Buyer may, at Buyer's option; (a) return the Item for * * *, (b) have the Item replaced with a new Item from Seller or repaired by Seller within * * * business days of Buyer's written election of

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***Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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         option (b), or (c) accept such Defective Items at * * * in price, agreed to by both parties.

8.3.2 Acceptance and/or inspection by Buyer shall in no event constitute a waiver of Buyer's rights and remedies with regard to any subsequently discovered defect or nonconformity.

8.4 Warranty. Seller warrants to Buyer that all Items provided by Seller for delivery hereunder shall (i) conform in all respects to the Product Specification, including the Final Acceptance Criteria, (ii) be free of defects in design except to the extent that such designs were provided by the Buyer,
(iii) be free from defects in material and workmanship, and (iv) be new, of the grade and quality specified.

8.4.1 If an Item delivered hereunder does not comply with any of the above warranties, Buyer shall notify Seller as soon as practicable and at Buyer's option, Seller shall repair or replace the defective Item, at its sole cost and expense, or refund the purchase price. Seller shall also be responsible for and pay the cost of shipping of all Items not conforming to the warranties and will bear the risk of loss of such Items while in transit and any other costs reasonably associated with a nonconforming Item.

8.4.2 Seller further warrants that, to the best of Seller's knowledge, all Items furnished hereunder will not infringe any third party's intellectual property rights, and that Seller has the necessary right, title, and interest to provide said Items and Services to Buyer free of liens and encumbrances.

8.4.3 Seller warrants that all Items and/or Services provided shall be in accordance with good workmanlike standards and shall meet the descriptions and specifications provided on the Product Spec. Seller shall guarantee workmanship for one (1) year after the Items have been delivered or the Services have been performed unless agreed otherwise in writing by the parties. Seller shall promptly correct any non-conforming or defective workmanship at no additional cost to Buyer.

8.4.4 All of the above warranties shall survive any delivery, inspection, acceptance, payment or resale of the Items.

ARTICLE 9.  PRODUCT SPECIFICATION, IDENTIFICATION AND DESIGN EXCLUSIVITY

9.1 Product Specification. Seller shall not modify the Product Specifications for any Item or Services without the prior written approval of the Buyer.

9.2 Systems. Seller shall cooperate with Buyer to provide configuration control and traceability systems for Items and Services supplied hereunder.

9.3 During the term of this Agreement and any extension thereto, Supplier agrees that * * * ("Restricted Products") * * *. After the termination of this Agreement, Supplier is free to design, manufacture and/or sell Restricted Products; provided, however, that in no event may Supplier use, disclose or rely upon in any manner Buyer's confidential information or intellectual property rights

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***Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE 10.  TERMINATION

10.1 Buyer Termination. Buyer may terminate any Purchase Order placed hereunder, in whole or in part, at any time for its sole convenience by giving written notice of termination to Seller. Upon Seller's receipt of such notice, Seller shall, unless otherwise specified in such notice, immediately stop all work following any process step already in process hereunder, give prompt written notice to and cause all of its vendors or subcontractors to cease all related work and, at the request of Buyer, return any materials provided to Seller by Buyer.

10.2 Termination Charges. There shall be no charges for termination of orders for standard Items or for Services not yet provided even if the Purchase Order has been "accepted" by Seller. Buyer will be responsible for payment of authorized Services and Items already provided by Seller but not yet invoiced. Notwithstanding anything to the contrary, Seller shall not be compensated in any way for any work done after receipt of Buyer's notice, nor for any costs incurred by Seller's vendors or subcontractors after Seller receives the notice, nor for any costs Seller could reasonably have avoided, nor for any indirect overhead and administrative charges or profit of Seller.

10.3 Custom Items. Cancellation of Purchase Orders for Custom Items will be subject to termination charges as dictated in section 10.3.1. Any claim for termination charges ("Termination Claim") for Custom Items must be submitted to Buyer in writing within thirty (30) days after receipt of Buyer's termination notice along with a summary of all mitigation efforts.

10.3.1 Seller's Termination Claim shall be based on the costs incurred in the manufacturing of the cancelled Custom Items. This may include the net cost of custom work in process under an open Purchase Order and which must be scrapped due to the cancellation. In no event shall such claim exceed the cancellation schedule set forth in Schedule E.

10.3.2 Upon payment of Seller's claim, Buyer shall be entitled to all such work and materials paid for.

10.4 Pre-payment Rights. Before assuming any payment obligation under this section, Buyer may inspect Seller's work in process and audit all relevant documents prior to paying Seller's invoice. Buyer may exercise this pre-payment inspection right at any time within fourteen (14) calendar days of Buyer receiving Seller's invoice. If Buyer fails to exercise this inspection right and perform an inspection within fourteen (14) calendar days of Buyer receiving Seller's invoice, Buyer's pre-payment inspection right will be waived and the invoice will be deemed accepted.

10.5 Failure of Seller to Perform. If (i) Seller fails to make any delivery or perform any service in accordance with the specified delivery dates or otherwise fails to comply with the Purchase Order and does not remedy such failure within ten (10) days after receipt of written notice thereof from Buyer, (ii) Seller fails to make progress to such an extent that performance of the Purchase Order is endangered, (iii) any proceedings is filed by or against Seller in bankruptcy or insolvency, or for appointment for the benefit of creditors, or (iv) Seller is in any way in any other breach of the Purchase Order then Buyer may (in addition to any other right or remedy provided by the Purchase Order or by law) terminate all or any part of the Purchase Order by written notice to Seller without any liability. If the Purchase Order is terminated or cancelled by Buyer consistent with this section, Buyer, in addition to any other rights provided in this clause, may require Seller to transfer title and deliver to Buyer: (i) any completed supplies, and (ii) such partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights as Seller has specifically produced or specifically acquired for the performance of such Purchase Orders as have been terminated. Buyer will pay for the lesser of invoice or current market value of these items and any partial payments made by the Buyer on the terminated Purchase Order will be used to reduce the amount owed by the Buyer to the Seller.


------------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


FormFactor Confidential                9

10.6 Termination For Breach. In the event of a material breach of this Agreement by a Party, the complaining Party shall give the breaching Party written notice of the breach. If the breach is not cured within thirty (30) days of the written notice, the complaining Party may immediately terminate this Agreement. Should Seller fail to cure any breach within the thirty (30) day grace period, Buyer shall also have the right to cancel any open Purchase Orders with the Seller without being subject to any termination charges.

ARTICLE 11.  OWNERSHIP AND BAILMENT RESPONSIBILITIES.

11.1 Ownership. Any specifications, drawings, schematics, technical information, data, tools, dies, patterns, masks, gauges, test equipment and other materials furnished to Seller or paid for by Buyer shall (i) remain or become Buyer's property, (ii) be used by Seller exclusively for Buyer's orders, (iii) be clearly marked as Buyer's property, (iv) be segregated when not in use, (v) be kept in good working condition at Seller's expense, and (vi) be shipped to Buyer promptly on Buyer's demand or upon termination or expiration of this Agreement, whichever occurs first. Any such property furnished by Buyer to Seller that is marked or otherwise noted by Buyer as being confidential information will be treated by Seller in accordance with Section 12 hereafter.

11.2 Loss or Damage. Seller shall be liable for any loss of or damage to Buyer's property while in Seller's possession or control, ordinary wear and tear excepted.

ARTICLE 12.  CONFIDENTIALITY AND PUBLICITY.

12.1 Confidentiality Obligation. During the course of this Agreement, either Party may have or may be provided access to the other's confidential information and materials. Additionally, Seller may be engaged to develop new information for Buyer, or may develop such information during the performance of Services, which information will become, upon creation, Buyer's confidential information unless otherwise agreed in writing. Provided information and materials are marked in a manner reasonably intended to make the recipient aware, or the recipient is sent written notice within forty-eight (48) hours of disclosure, that the information and materials are "Confidential", each party agrees to maintain such information in accordance with the terms of this Agreement and the CNDA referenced on the signature page of this Agreement and any other applicable separate nondisclosure agreement between Buyer and Seller. At a minimum each party agrees to maintain such information in confidence and limit disclosure on a need to know basis, to take all reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats its own information of a similar nature, until the information becomes rightfully available to the public through no fault of the non-disclosing party. Seller's employees who access Buyer's facilities may be required to sign a separate access agreement prior to admittance to Buyer's facilities. Seller shall not use any of the confidential information created for Buyer for any other customer other than for Buyer.

12.2 Disclosure. Neither party may use the other party's name in advertisements, news releases, publicity statements, financial statement filings, nor any of its details or the existence of the relationship created by this Agreement, to any third party without the specific, written consent of the other (unless in areas specifically required to meet General Accepted Accounting Principles (GAAP) or Securities Exchange Commission (SEC) filing requirements). If disclosure of this Agreement or any of the terms hereof is required by applicable law, rule, or regulation, or is compelled by a court or governmental agency, authority or body: (i) the parties shall use all legitimate and legal means available to minimize the disclosure to third parties of the content of the Agreement, including without limitation seeking a confidential treatment request or protective order; (ii) the disclosing party shall inform the other party at least ten (10) business days in advance of the disclosure; and (iii) the


FormFactor Confidential                10
disclosing party shall give the other party a reasonable opportunity to review and comment upon the disclosure, and any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure. The parties may disclose this Agreement in confidence to their respective legal counsel, accountants, bankers and financing sources as necessary in connection with obtaining services from such third parties. The obligations stated in this section shall survive the expiration or termination of this Agreement.

12.3 No Right to Publicity. Neither party may use the other party's name or trademarks in advertisements, brochures, banners, letterhead, business cards, reference lists, or similar advertisements without the other's written consent.

ARTICLE 13.  INTELLECTUAL PROPERTY.

13.1 Warranty. Seller shall defend, indemnify and hold Buyer and its customers harmless from any and all costs, expenses (including reasonably attorneys' fees), losses, damages or liabilities incurred because of actual or alleged infringement of any patent, copyright, trade secret, trademark, maskwork or other intellectual rights arising out of the use or sale by Buyer or Buyer's customers of Items or Buyer's products manufactured using the Item(s) provided by Seller. Both parties agree to notify the each other within ten (10) days of receiving notice of the alleged infringement and both parties shall be permitted to participate in the defense or settlement thereof. Buyer shall have the option to participate in it's own defense at it's own cost but Seller shall not be responsible for any compromise reached by Buyer without the express written consent of the Seller.

13.2 Injunctions. If an injunction issues as a result of any claim or action, Seller agrees, at its sole cost and expense, and Buyer's option to either: (i) procure for Buyer the right to continue using the Items, (ii) replace the Items with non-infringing Items or (iii) modify the Items so they become non-infringing. If, despite Seller's best efforts, none of the foregoing options are available, Buyer may at its option return the Item at Seller's sole cost and expense, and Seller shall refund to Buyer the purchase price of the Item.

13.3 Warranty Exceptions. Seller's obligations pursuant to this Section 13 shall not apply where: (i) Custom Items are manufactured to Buyer's detailed design and such design is the cause of the claim; or (ii) Items are used in combination with equipment, software or other products that are (x) not supplied, required or recommended by Seller, and (y) not reasonably utilized within the scope of the intended use of the Items, and (z) such infringement would not have occurred but for such combination.

13.4 Waiver. THE FOREGOING STATES THE ENTIRE OBLIGATIONS AND REMEDIES FLOWING BETWEEN BUYER AND SELLER ARISING FROM ANY INTELLECTUAL PROPERTY CLAIM BY A THIRD PARTY.

13.5 Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER UNDER THEORY OF TORT, CONTRACT OR OTHERWISE, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH LOST PROFITS OR DAMAGES UNLESS SUCH LIABILITIES ARISE OUT OF GROSS NEGLIGENCE OR INTENTIONAL MISCOUNDUCT.

13.6 Right to Use and Reproduce Literature. Buyer shall have the right at no additional charge to use and/or reproduce, for internal purposes only, the Seller's applicable literature, such as operating and maintenance manuals, technical publications, prints, drawings, training manuals and other similar supporting documentation and sales literature. Seller agrees to advise Buyer of any updated information relative to the foregoing literature and documentation with timely notifications in writing


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

ARTICLE 14.  HAZARDOUS MATERIALS.

14.1 Hazardous Materials. If Items or Services provided hereunder include Hazardous Materials, Seller represents and warrants that Seller and its employees, agents, and subcontractors providing Services to Buyer understand the nature of and hazards associated with the handling, transportation, and use of such Hazardous Materials, as applicable to Seller.

14.2 Material Safety Data Sheets. Prior to causing Hazardous Materials to be on Buyer's premises, Seller shall provide Buyer with Material Safety Data Sheets
(MSDS) and any other documentation reasonably necessary to enable Buyer to comply with the applicable laws and regulations, and obtain written approval from Buyer's Site Environmental, Health, and Safety (EHS) organization. Buyer will not grant approval without Seller's agreement to comply with Buyer's Hazardous Materials management requirements.

14.3 Indemnity Obligation. Seller will be fully responsible for, defend, indemnify and hold Buyer harmless from any claim or liability arising in connection with (1) providing such Hazardous Materials to Buyer, or (2) the use of such Hazardous Materials by Seller, its agents or subcontractors in providing Services to Buyer.

14.4 No Class I Ozone Depleting Substances. Seller hereby certifies that Items supplied to Buyer do not "contain" any Class I ozone depleting substances, as those terms are defined by law.

14.5 Decontamination. Except as provided hereafter, Items returned to Seller by Buyer will be decontaminated from Hazardous Materials to the degree practical, reasonable and as required by applicable law or regulation. Upon request, Buyer shall provide appropriate documentation to Seller that the returned Items have been decontaminated. If Seller is financially responsible for shipping the return Items, Seller will be responsible for their decontamination, and Buyer shall make Buyer's facilities available to Seller for the decontamination.

ARTICLE 15.  CUSTOMS CLEARANCE AND LEGAL COMPLIANCE.

15.1 Customs. Upon Buyer's request, Seller will promptly provide Buyer with a statement of origin for all Items and with applicable customs documentation for Items wholly or partially manufactured outside of the country of import.

15.2 Compliance Obligation. Throughout the term of this Agreement and any extension thereto, Seller shall comply, at its sole cost and expense, with all applicable statutes, regulations, rules, ordinances, codes and standards (Laws) governing the manufacture, transportation or sale of Items or the performance of Services covered by this Agreement anywhere in the world. Without limiting the foregoing, in the United States (U.S.) this includes all applicable commerce, environmental, occupational safety, transportation and securities Laws and all employment and labor Laws governing Seller's personnel providing Services to Buyer.


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

ARTICLE 16.  INSURANCE.

16.1 Maintenance of Policy. Without limiting or qualifying Seller's liabilities, obligations or indemnities otherwise assumed by Seller pursuant to this Agreement, Seller shall maintain, at its sole cost and expense, a Commercial General Liability and Automobile Liability Insurance with limits of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Seller's business and (2) arising out of Seller's product, Services or work. .

16.2 Workers' Compensation Coverage. Seller shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence. Such insurance shall include an insurer's waiver of subrogation in favor of Buyer.

16.3 Professional Liability Service. If Seller is providing any professional service to Buyer, Seller shall maintain Professional Liability Insurance (including errors and omissions coverage) with liability limits not less than $1,000,000.00.

16.4 Certificate of Insurance. Seller shall provide Buyer with properly executed Certificate(s) of Insurance prior to commencement of any operation hereunder and shall notify Buyer, no less than 30 days in advance, of any reduction or cancellation of the above coverages.

ARTICLE 17.  GENERAL INDEMNIFICATION.

17.1 Seller's Indemnification Obligation. Seller agrees to protect, defend, indemnify and hold Buyer harmless from and against any and all third party claims, liabilities, demands, penalties, forfeitures, suits, judgments and the associated costs and expenses (including reasonable attorney's fees), which Buyer may hereafter incur, become responsible for or pay out as a result of death bodily injury to any person, destruction or damage to any property, contamination of or adverse effects on the environment and any clean up costs in connection therewith, or any violation of governmental law, regulation, or orders, caused, in whole or in part, by (a) Seller's breach of any term or provision of this Agreement, (b) any negligent or willful acts, errors or omissions by Seller, its employees, officers, agents, representatives or sub-contractors in the performance of Services under this Agreement; or (c) dangerously defective Items. Buyer shall have the option to participate in it's own defense at it's own cost but Seller shall not be responsible for any compromise reached by Buyer without the express written consent of the Seller.

17.2 Limitation on Seller's Idemnification Obligation. Seller shall not be responsible for any such damages or liabilities arising out of Buyer or its representatives utilizing or operating the Items in an unsafe manner or in a manner contrary to the operating instructions provided to Buyer by Seller

17.3 Buyer's Indemnification Obligation. Buyer agrees to protect, defend, indemnify and hold Seller harmless from and against any and all claims, liabilities, demands, penalties, forfeitures, suits, judgments and the associated costs and expenses (including reasonable attorney's fees), which Seller may hereafter incur, become responsible for or pay out as a result of death, bodily injury to any person, destruction or damage to any property, contamination of or adverse effects on the environment and any clean up costs in connection therewith, or any violation of governmental law, regulation, or orders, caused, in whole or in part, by Buyer's breach of any term or provision of this Agreement.

17.4 Indemnification Cap. With the exception of Seller's indemnification obligation under Article 13, in no event shall a Party's indemnification obligation exceed more than the total amount paid by



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
Buyer to Seller for the Item(s) which caused the liability at issue unless such liabilities arise out of the gross negligence or intentional misconduct.

ARTICLE 18.  NEW DEVELOPMENTS.

18.1 Services. If development Services are to be provided pursuant to this Agreement or if at any time during the term of this Agreement, Buyer pays any fee to the Seller for development Services, the following terms and conditions shall apply unless agreed otherwise in writing by the parties.

18.1.1 All intellectual property associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed, created or conceived by Seller, its employees, subcontractors or agents while performing the development Services for Buyer or from proprietary and/or confidential information or materials belonging to Buyer (collectively, "Developments") shall belong exclusively to Buyer and be deemed the confidential information of Buyer. Seller agrees to assign (or cause to be assigned) and does hereby assign fully to Buyer all such Developments, including but not limited to any and all copyrights therein.

18.1.2 Buyer acknowledges and agrees that Seller shall retain sole and exclusive ownership of any invention, improvement, development, concept, discovery, or other proprietary information owned by Seller or in which Seller has an interest ("Seller IP"). Notwithstanding the foregoing, Seller agrees that if in the course of performing the Services, Seller incorporates any Seller IP into any Development developed hereunder, Buyer is hereby granted and shall have a nonexclusive, royalty free, perpetual, irrevocable, worldwide license, including the right to sublicense, under any such Seller IP to make, have made, use, import, prepare derivative works of, reproduce, have reproduced, perform, display, offer to sell, sell, or otherwise distribute such invention, improvement, development, concept, discovery, or other proprietary information as part of or in connection with such Development.

18.1.3 Seller shall assist Buyer, at Buyer's expense, in obtaining, registering, perfecting and enforcing all patents, trademarks, mask work rights or copyrights necessary to protect Buyer's interest in the Developments assigned to Buyer pursuant to Paragraph (18.1.1) above. This includes the disclosure of all pertinent information, the execution of applications, specifications, oaths and assignments and any other papers by Seller necessary to ensure said protection for Buyer. Upon Buyer's request, Seller shall execute an Assignment of Copyright to Buyer covering any copyrightable deliverable accepted by Buyer hereunder.

18.1.4 Documentation. All documentation connected with the development Services or associated with Developments assigned to Buyer pursuant to Paragraph 18.1.1 above, shall be the exclusive property of Buyer. Upon Buyer's request, Seller shall make all such documentation available to Buyer.

ARTICLE 19.  MISCELLANEOUS

19.1 Choice of Law. This Agreement shall be governed by the law of the State of California, United States of America, without regard to its conflict of law principles.

19.2 Dispute Resolution. Except for claims regarding the infringement, validity or scope of either Party's Patent Rights, to which this Section 19.2 will not apply, the Parties shall endeavor to resolve disputes through the procedures of Sections 19.2.1 and 19.2.2.






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

19.2.1 Each Party will make reasonable best efforts to resolve amicably any disputes or claims under this Agreement among the Parties. These efforts shall include the escalation to negotiations between senior officers or principals of the Parties ("Designated Executives"), in which case the disputing Party will give the other Party written notice of the nature of the dispute and proposed resolution. Within seven (7) days after receipt of such notice, the responding Party shall submit a written response, and counter resolution. The Designated Executives shall then meet at a mutually acceptable time and place (or San Francisco, California, if no such place can be agreed upon) within ten
         (10) business days of the date of the responding Party's response, to conduct good faith negotiations to resolve amicably the dispute. If the matter has not been resolved pursuant to the aforesaid negotiation procedure within thirty (30) days, the matter will be resolved pursuant to Section 19.2.2, below.

19.2.2 Except for claims regarding the infringement, validity or scope of either Party's Patent Rights, to which this Section will not apply, in the event that a resolution is not reached among the Parties within thirty (30) days after written notice by any Party of the dispute or claims through the procedures of Section 19.2.1, the dispute or claim shall be finally settled by binding arbitration in San Francisco, California, in accordance with the then in effect Commercial Dispute Rules of the American Arbitration Association ("AAA"). The arbitration shall be administered out of the local San Francisco Office of the AAA. Three (3) arbitrators shall be appointed in accordance with the AAA rules. Depositions may be taken and discovery may be obtained, subject to time period restrictions set by the arbitrator; the arbitrator will give active, attentive case management to the scope, form, cost effectiveness and scheduling of all discovery. Notwithstanding the foregoing, it is agreed that the arbitral proceedings will be conducted in such a manner that the substantive merit of the Claim is ruled upon by the arbitrator within sixty (60) days after the selection of the arbitrator. In the event of any conflict between the Rules of the AAA, the provisions of this Section will govern. In any arbitral proceeding under this paragraph, each Party will bear its own attorneys' fees and expenses; except that the losing Party will bear the reasonable costs and expenses of the prevailing Party, and the costs and expenses of the arbitrator, in connection with such proceedings. The award of arbitration shall be final and binding upon both Parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any monetary award shall be payable in United States dollars.

19.3 Injunctive Relief and Infringement Claims. Each of the Parties acknowledges that unauthorized disclosure or use of the other Party's Confidential Information or infringement or misappropriation of the other Party's intellectual property rights could cause irreparable harm and significant injury that would be difficult to ascertain and may not be compensable by damages alone. Accordingly, the Parties agree that, in addition to any and all legal remedies, claims regarding: (i) Intellectual Property Rights, including Patent Rights; (ii) Confidential Information; or (iii) a violation of the obligations of Section(no section 4.6), may be remedied by specific performance, injunction or other appropriate equitable relief. For all claims regarding the infringement, validity or scope of either Party's Patent Rights, such claims shall be brought before and take place in the U.S. Federal Courts in and for the Northern District of California, except for any claim based upon a complaint filed with the International Trade Commission under Section 337 of the Tariff Act of 1930.

19.4 Assignment. Neither Party may assign any or all of its rights and/or obligations under this Agreement without the prior written consent of the other Party which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller or Buyer may assign its rights and obligations under this
Agreement: (i) to a Subsidiary; or (ii) in connection with a merger, reorganization or sale of all or substantially all of Seller or Buyer's assets which relate to the business pertinent to the license under this Agreement. Any assignment permitted hereunder will be subject to the written consent of the assignee to all of the terms and provisions of this Agreement. Any attempted assignment in derogation of this Section 19.4 will be null and void.


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

19.5 Modification and Waiver. Any delay of failure by Buyer to pursue any and all of its remedies upon a breach by Seller, or to insist upon Seller's performance of any provision of this Agreement, shall not be construed as a waiver of Buyer's rights under the terms and conditions outlined herein and/or of applicable state law. No modification to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

19.6 Force Majeure. Neither Party shall be liable for delay or failure in performance, in whole or in part, caused by any government act, law, regulation, order or decree, war (whether an actual declaration thereof is made or not), sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, power failures, or by fire, flood or other natural disasters or by other causes beyond its reasonable control, nor shall any such delay or failure be considered to be a breach of this Agreement. In any such event, performance shall take place as soon thereafter as is reasonably feasible. If delivery of Items or the performance of Services is to be delayed by such contingencies, Seller shall immediately notify Buyer in writing. If the delay is greater than fourteen (14) days from the date of the notice, Buyer will have the option, in its sole discretion, to either (i) extend time of delivery or performance, or
(ii) terminate the uncompleted portion of the order at no cost of any nature to Buyer.

19.7 Independent Contractors. In performing their respective duties under this Agreement, each of the Parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the Parties hereto, or be construed to evidence the intention of the Parties to establish any such relationship. Seller shall be responsible for any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes and other similar taxes or charges on the payments received by Seller hereunder. Absent the other Party's prior written consent, neither Party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever.

19.8 Severability. In the event that it is determined by a court of competent jurisdiction or under arbitration under Section 19.2 that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the Parties, while the remainder of this Agreement will remain in full force and effect and bind the Parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the Parties, such provisions will be deemed not to be a part of this Agreement.

19.9 Headings. The headings of the Sections of this Agreement are for convenience only and will not be of any effect in construing the meanings of the Sections.

19.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

19.11 Entire Agreement. This Agreement, the Schedules (including these Terms and Conditions) attached hereto, and the CNDA referenced on the executed cover page, constitute the entire and exclusive agreement between the Parties hereto with respect to the subject matter hereof and supersede any prior agreements between the Parties with respect to such subject matter.

19.12 Specific Performance. Notwithstanding anything to the contrary contained in this Agreement, the parties agree that the failure of the Seller to deliver an Item or perform a Service in accordance with the terms and conditions contained in this Agreement after the acceptance of a Purchase Order would cause irreparable damage to Buyer for which monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which Buyer may be entitled, at law or in equity, Buyer shall be entitled to injunctive relief to prevent


FormFactor Confidential                16
breaches of the provisions of this Agreement by Seller, and an order of specific performance to compel performance of such obligations in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction.

19.13 Survival. The rights and obligations of the parties as contained in Sections 8, 11 - 14 and 16-19 shall survive the termination or expiration of this Agreement along with any other right or legal obligation of a party created by a term or condition in any Addendum or Product Specification, which term or condition by its nature would survive the termination or expiration of the Agreement.

19.14 Notice. All notices and other communication required or permitted in connection with this Agreement shall be in writing and shall be sent to a party at its addres set forth on the first page of this Agreement, or to such address as may be specified in writing, by first class mail, postage prepaid, by facsimile transmission or by overnight courier.


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

                                   SCHEDULE A

                               ITEMS AND SERVICES

1. Items:

      Ceramic substrates * * *.

2. Services:

      (a) Design services for custom substrates.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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

                                   SCHEDULE B

                  PRODUCT SPECIFICATION FOR CERAMIC SUBSTRATES


FormFactor Confidential                19

                                  Form Factor

                                    P06-XXXX

                            FFI PN SPECIFICATION FOR
                               SPACE TRANSFORMERS







FormFactor Confidential                20

1. Document Number: P06-XXXX
2. FFI Procurement Specification for Space Transformers

          [*** 17 pages redacted]



-------------
*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith has been marked to indicate the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE C

                                PRICING SCHEDULE

                            [* * * 3 pages redacted]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE D

                                LEAD TIME MATRIX

                             [* * * 1 page redacted]

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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

                                   SCHEDULE E

                       CANCELLATION COST FOR CUSTOM ITEMS

                             PERCENT OF PURCHASE PRICE
STAGE                        NOT TO EXCEED                        NOTES
-----                        -------------                        -----
* * *                        * * *                                * * *
* * *                        * * *                                * * *
* * *                        * * *                                * * *
* * *                        * * *                                * * *

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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

                                   SCHEDULE F

                                   ALTERATIONS

1.3 "DELIVERY POINT" means NTK Komaki, Japan facility.

2.2 Manufacturing Capability. During the Term, Seller agrees to establish and have in place facilities, manufacturing, test equipment and labor necessary to manufacture Items as required by Buyer consistent with the terms and conditions of this Agreement. Seller shall exercise its commercially reasonable best efforts to manufacture Items in a timely manner in accordance with the applicable Product Spec in such quantities as required by Buyer.

2.3 Manufacturing Capability. During the Term, Seller agrees to establish and have in place facilities, manufacturing, test equipment and labor necessary to manufacture Items as required by Buyer consistent with the terms and conditions of this Agreement. Seller shall exercise its commercially reasonable best efforts to manufacture Items in a timely manner in accordance with the applicable Product Spec in such quantities as required by Buyer.

3.1 Pricing. Prices for Items and Services are as set forth in Schedule C. Seller and Buyer agree that after the first * * * months of the agreement, and after each subsequent * * * month period thereafter while this agreement is in still in effect, the parties will renegotiate prices in good faith.

3.3 Inspection Right. Buyer has the right, once per year, to appoint an independent third party of it's choice and it's expense, to inspect and audit Seller's records to ensure compliance with this Agreement. Buyer's choice of independent third party must be approved by Seller.

4.2 Purchase Order Acknowledgement. Seller agrees to acknowledge and accept each Purchase Order to Buyer within three (3) business days after receipt of the Purchase Order ("Purchase Order Acknowledgment"). Lack of a written Purchase Order Acknowledgement by Seller to Buyer within three (3) business days shall be deemed acceptance of the Purchase Order.

4.3 Forecasts. By the tenth (10th) day of each month, Buyer shall supply to Seller a forecast setting forth Buyer's anticipated purchases of Items in each month for the proceeding * * * month period ("Rolling Forecast"). The Rolling Forecast is provided to Seller for planning purposes only and neither constitutes a firm commitment from Buyer to purchase a specific number of Items, nor a Purchase Order. Buyer shall modify the Rolling Forecast in the event it determines that it is not a reasonably accurate forecast of Buyer's anticipated purchases of Items, but Buyer shall have no obligation to and may, at its sole discretion, issue Purchase Orders under this Agreement. Buyer shall be responsible only for Items or Services for which it has issued Purchase Orders hereunder.

5.3 Payments. All payments shall be * * * percent (* * *%) net * * * days from the receipt of Invoice, Items, or Services, whichever is later. Payment is made when Buyer's check is mailed or EDI funds transfer initiated. Payment of an invoice shall not constitute acceptance of the Item or Service. Product shall be subject to appropriate adjustment for failure of Seller to meet the Purchase Order requirements. Buyer may set off any amount owed by Seller or any of its affiliated companies to Buyer against any amount owed by Buyer under the Purchase Order.



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*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.




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6.2 Shipping Terms. All Items shall be delivered Free Carrier At (FCA) the
Delivery Point as specified in the Definitions. Title and risk of loss shall pass to Buyer upon delivery of Items to the Delivery Point ["FCA"; ICC Incoterms 2000].

6.5 Missed Delivery Date. Delete entire section 6.5.

7.1 Assured Quantity. Seller acknowledges that a reliable and continuing source of Items and Custom Items is essential to Buyer. As a material inducement to Buyer's execution of this Agreement, Seller hereby covenants that it shall reserve capacity of its manufacturing facility to assure supply of Items to Buyer up to the quantity of * * * of Buyer's average monthly requirements per the Buyer's Rolling Forecast.

7.3 Expedited Shipping Reserve. Delete entire Section 7.3.

7.5 Cessation of Manufacturing. Seller must notify Buyer in writing * * * prior to any determination it makes to stop manufacturing Items and/or Custom Items for Buyer. During the * * * period, Buyer may issue and Seller shall continue to accept, all Purchase Orders for Items and/or Custom Items provided the Purchase Orders conform to the terms and conditions in this Agreement.. In the event that at the end of the * * * period Seller has not fulfilled all of the Buyer's open Purchase Orders with the Seller, Seller shall nonetheless be obligated to meet the Purchase Order requirements. Any deliveries of Items that are delivered to the Delivery Point after the Delivery Date specified in the Purchase Order shall be subject to the late delivery provisions and penalties included in Section 6 to this Agreement.

7.6 Early Delivery. Delete entire section 6.6.

7.7 Packaging. Add the following sentence to Section 6.8 Packaging: Lifting, handling, and unpacking markings shall indicate "This side up", "Fragile, Handle with Care", "Open this End" and any additional instructions that will ensure the safe unpacking of the items.

7.3 Expedited Shipping Reserve. At Buyer discretion, Seller will make available up to * * * of the average monthly volume in the Buyer's Rolling Forecast for shipment within * * * of contractual Lead-time as described in Schedule D.

8.2 Source Inspection. Buyer shall have the right to inspect the Product(s) at Seller's facility prior to shipment. Buyer agrees to give Seller at least five
(5) business days notice that it wishes to exercise this right. If Buyer does exercise this right, Seller agrees to provide all reasonable assistance with the inspection at no charge to Buyer. Source inspection requirements are described in the Product Specification unless agreed otherwise in writing by the parties.

8.3 Acceptance Inspection Right. Add the following sentence to Section 8.3 Acceptance Inspection Right: Section 8.3 is subject to all non-conforming product being verified and agreed to by seller's QA department.

8.3.1 If an Item is identified as a Defective Item, due to no fault of Buyer, within * * * days of delivery, then Buyer must provide a Defective Material Report and sample of Defective Item to Seller. All Defective Items must be verified and agreed to by Seller's QA department. If Seller does not replace or repair the Defective Item with an Item that meets the Final Acceptance Criteria within * * * days of such notice, Buyer may, at Buyer's option; (a) return the Item for * * *, (b) have the Item replaced with a new Item from Seller or repaired by Seller within ten (10) business days of Buyer's written election of option
         (b), or (c) accept such Defective Items at an * * * in price, agreed to by both parties.


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*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.




FormFactor Confidential                26

8.4.1 Delete from Section 8.4.1: "and will bear the risk of loss of such Items while in transit and any other costs reasonably associated with a nonconforming Item"

9.3 Delete section 9.3. In place of Section 9.3, a separate Letter Agreements covering * * * shall be executed.

10.2 Termination Charges. Delete entire Section 10.2 "Termination Charges".

10.5 Failure of Seller to Perform. If (i) Seller fails to make any delivery or perform any service in accordance with the specified delivery dates or otherwise fails to comply with the Purchase Order and does not remedy such failure within ten (10) days after receipt of written notice thereof from Buyer, (ii) Seller fails to make progress to such an extent that performance of the Purchase Order is endangered, (iii) any proceedings is filed by or against Seller in bankruptcy or insolvency, or for appointment for the benefit of creditors, or (iv) Seller is in any way in any other breach of the Purchase Order then Buyer may (in addition to any other right or remedy provided by the Purchase Order or by law) terminate all or any part of the Purchase Order by written notice to Seller without any liability. If the Purchase Order is terminated or cancelled by Buyer consistent with this section, Buyer, in addition to any other rights provided in this clause, may require Seller to transfer title and deliver to Buyer: (i) any completed supplies, and (ii) such partially completed supplies and materials, parts, plans, drawings, information, and contract rights as Seller has specifically produced or specifically acquired for the performance of such Purchase Orders as have been terminated. Buyer will pay for the lesser of invoice or current market value of these items and any partial payments made by the Buyer on the terminated Purchase Order will be used to reduce the amount owed by the Buyer to the Seller.

10.6 Termination For Breach. In the event of a material breach of this Agreement by a Party, the complaining Party shall give the breaching Party written notice of the breach. If the breach is not cured within thirty (30) days of the written notice, the complaining Party may immediately terminate this Agreement. Seller shall exercise its best efforts to cure any breach item, and submit frequent updates, reports and/or meetings in a timely manner as required.

11.1 Ownership. Add to Section 11.1 "Ownership": Any tools, dies, patterns, masks, gauges, test equipment or other materials paid by Buyer that contains Seller's know how and are considered confidential by Seller may by destroyed by Seller instead of being furnished to Buyer so long as (i) An agent of the Buyer witnesses the destruction, or (ii) Seller provides proof of destruction sufficient to Buyer.

12.1 Confidentiality Obligation. Modify the last sentence of Section 12.1 "Confidentiality Obligation" to read: Seller shall not use any of the confidential information provided by Buyer or created exclusively for Buyer, for any other customer other than for Buyer.

15.2 Compliance Obligation. Throughout the term of this Agreement and any extension thereto, Seller shall comply, at its sole cost and expense, with all applicable statutes, regulations, rules, ordinances, codes and standards (Laws) governing the manufacture, transportation or sale of Items or the performance of Services covered by this Agreement. Without limiting the foregoing, in the United States (U.S.) this includes all applicable commerce, environmental, occupational safety, transportation and securities Laws and all employment and labor Laws governing Seller's personnel providing Services to Buyer.

16.2 Workers' Compensation Coverage. Seller shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence.

16.3 Professional Liability Service. Delete entire section 16.3.


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*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.




FormFactor Confidential                27

18.1.1 Delete entire paragraph 18.1.1. Development Services, if and when provided, will be covered under a separate Development Services Agreement.

18.1.2 Buyer acknowledges and agrees that Seller shall retain sole and exclusive ownership of any invention, improvement, development, concept, discovery, or other proprietary information owned by Seller or in which Seller has an interest ("Seller IP"). Notwithstanding the foregoing, Seller agrees that if in the course of providing Products to or performing Services for Buyer, Seller incorporates any Seller IP into any Development developed hereunder, Buyer is hereby granted and shall have a nonexclusive, royalty free, perpetual, irrevocable, worldwide license to sell, use, import, display, offer to sell, or otherwise distribute Products containing said Seller IP.

19.2.1 Each Party will make reasonable best efforts to resolve amicably any disputes or claims under this Agreement among the Parties. These efforts shall include the escalation to negotiations between senior officers or principals of the Parties ("Designated Executives"), in which case the disputing Party will give the other Party written notice of the nature of the dispute and proposed resolution. Within ten (10) business days after receipt of such notice, the responding Party shall submit a written response, and counter resolution. The Designated Executives shall then meet at a mutually acceptable time and place (or San Francisco, California, if no such place can be agreed upon) within ten (10) business days of the date of the responding Party's response, to conduct good faith negotiations to resolve amicably the dispute. If the matter has not been resolved pursuant to the aforesaid negotiation procedure within thirty (30) days, the matter will be resolved pursuant to Section 19.2.2, below.

19.6 Force Majeure. Neither Party shall be liable for delay or failure in performance, in whole or in part, caused by any government act, law, regulation, order or decree, war (whether an actual declaration thereof is made or not), sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, power failures, or by fire, flood or other natural disasters or by other causes beyond its reasonable control, nor shall any such delay or failure be considered to be a breach of this Agreement. In any such event, performance shall take place as soon thereafter as is reasonably feasible. If delivery of Items or the performance of Services is to be delayed by such contingencies, Seller shall immediately notify Buyer in writing. If the delay is greater than fourteen (14) days from the date of the notice, Buyer will have the option, in its sole discretion, to either (i) extend time of delivery or performance, or
(ii) terminate the uncompleted portion of the order with cancellation costs not to exceed those documented in Appendix E.


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